SHARE SUBSCRIPTION AGREEMENT
                          ----------------------------


TO:         SUPPLIFE.COM  INC.


ADDRESS:    44 Charles St. W., Apt. 1810
            Toronto,  Ontario
            CANADA  M4Y  1R7


     1.  Share  Subscription.  The  undersigned  ("Subscriber") hereby agrees to
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purchase  Five  Million One Hundred Thousand (5,100,000) shares of common stock, par value $0.0001, of SuppLife.com Inc., a Washington corporation ("Company") in partial consideration for the transfer of that certain Vitamineralherb.com license dated November 14, 2000.

     2.   Issuer Representations and Warranties.  Issuer  hereby  represents and
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warrants  to  Subscriber  as  follows:

          2.1     Organization,  Good Standing and Qualification.  The Issuer is
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a  corporation  duly  organized, validly existing and in good standing under the laws  of  the  State  of  Washington.

          2.2     Valid  Issuance  of  Common  Stock.   The  Common  Stock, when
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issued  and  delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued and outstanding, fully paid and nonassessable.

          2.3     Reporting  Issuer.  The  Issuer  is  subject  to the reporting
                  -----------------
requirements  of  the  Securities  Exchange  Act  of  1934  (the  "Act).

          2.4     No  Market Conditioning.  The Issuer undertook no activity for
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the  purpose  of,  or  that  could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Stock. The Issuer did not place any advertisements in any publication referring to the offering of the Common Stock for sale.

     3.     Subscriber  Representations  and  Warranties.  Subscriber  hereby
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represents  and  warrants  to  Issuer  as  follows:

          3.1     Authority  of  Subscriber.  The  Subscriber, if a corporation,
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partnership,  trust,  or any other entity than a natural person, represents that the subscription of the Common Stock referred to in this Agreement does not contravene its charter or other organizational documents or the laws of the country, state or province of its incorporation, formation or organization or of any other relevant jurisdiction. The Subscriber also represents that it has the necessary authorizations to that effect.


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
          3.2     Investment  Experience.  The Subscriber has such knowledge and
                  ----------------------
experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Common Stock, which are substantial and has in fact evaluated such merits and risks in making its investment decision to purchase the Common Stock. The Subscriber, by virtue of its business and financial expertise, has the capacity to protect its own interest in connection with this transaction, or has consulted with tax, financial, legal or business advisors as to the appropriateness of an investment in the Common Stock. The Subscriber has not been organized for the purpose of investing in the Common Stock, although such investment is consistent with its purposes.

          3.3 Accredited Investor - The Subscriber is (check applicable box):

          (a)     [  ]     a  bank  as  defined  in  Section  3(a)(2)  of  the
                           Securities Act of 1933, as amended (the "Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity.

          (b)     [  ]     an  insurance  company as defined in Section 2(13) of
                           the Act.

          (c)     [  ]     an investment company registered under the Investment
                           Issuer Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

          (d)     [  ]     a  Small  Business  Investment Issuer licensed by the
                           U.S.  Small  Business  Administration  under  Section
                           301(c) or (d) of the Small Business Investment Act of
                           1958.

          (e)     [  ]     a  plan  established  and  maintained by a state, its
                           political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

          (f)     [  ]     an  employee benefit plan within the meaning of Title
                           1 of the Employee  Retirement  Income Security Act of
                           1974, and the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan having total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors.

          (g)     [  ]     a  private business development company as defined in
                           Section 202(a(22) of the investment Advisors Act of 1940.


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          (h)     [  ]     an organization described in Section 501(c)(3) of the
                           Internal   Revenue   Code  of  1986,  a  corporation,
                           Massachusetts   or   similar  business  trust,  or  a
                           partnership not formed for the specific purpose of acquiring the Common Stock, with total assets in excess of $5,000,000.

          (i)     [  ]     any  trust  with total assets in excess of $5,000,000
                           not formed for the specific purpose of acquiring the Common Stock, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

          (j)     [  ]     a broker or  dealer registered pursuant to Section 15
                           of the Securities Exchange Act of 1934, as amended.

          (k)     [  ]     an  individual  (See  Section  3.4(a)  below)

          (l)     [  ]     none  of  the  above  (See  Section  3.4(b)  below)


     3.4(a) Individual Subscriber.  If the Subscriber is an individual, then the
            ----------------------
Subscriber  (check  an  applicable  box):

                    [ ] is a director, executive officer or general partner of the issuer of the Common Stock being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

                    [  ]     has  an  individual  net  worth, or joint net worth
                    with that person's spouse, at the time of his purchase exceeding $1,000,000.

                    [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                    [  ]     none  of  the  above.

                              _____________  (Initial)

          3.4(b) If the Subscriber checked the box for "none of the above", then the Subscriber is an entity each equity owner of which is an individual who could check one of the first three boxes in section 3.4(a) above.

                              _____________  (Initial)


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          3.5     No  Distributor,  Dealer  or Underwriter.  Subscriber is not a
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distributor  or dealer of the Common Stock.  Subscriber is not taking the Common
Stock with the intent to make a distribution of the Common Stock, as such terms are defined in the Act and the '34 Act. In any event, if Subscriber is deemed to be the distributor of the Common Stock offered hereby, Subscriber will act in accordance with applicable law.

          3.6     Investment  Intent.  The  Subscriber  is  acquiring the Common
                  ------------------
Stock for its own account and for investment purposes and not for sale or with a view to distribution of all or any part of such Common Stock and has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

          3.7     No  Immediate  Need for Liquidity.  The Subscriber understands
                  ---------------------------------
that the Common Stock is a "restricted security" within the meaning of the Act, and certificates representing the Common Stock are legended with certain restrictions on the resale of the Common Stock and the Common Stock may not be resold without a valid exemption from registration under the Act, or until a registration statement is filed with respect thereto under the Act. There can be no assurance that upon registration of the Common Stock pursuant to the Act, that a market for the Common Stock will exist on an exchange or market or quotation system. Accordingly, the Subscriber is aware that there are legal and practical limits on the Subscriber's ability to sell or dispose of the Common Stock, and, therefore that the Subscriber must bear the economic risk of the investment for an indefinite period of time. The Subscriber has adequate means of providing for the Subscriber's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to the Subscriber's net worth. The Subscriber is capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all its investment capital and the lack of a liquid market, such that it may not be able to liquidate readily the investment whenever desired or at the then current asking price.

          3.8     Exempt  Subscription.  The  Subscriber  understands  that  the
                  --------------------
Common Stock is being offered and sold in reliance on specific exemptions from the registration requirements of U.S. federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Issuer in determining the applicability of such exemptions and the suitability of the Subscriber to acquire such Common Stock.

          3.9     Authority  of  Signatory.  The  Subscriber  has full power and
                  ------------------------
authority to execute and deliver this Agreement and each other document included herein as an exhibit to this Agreement for which signature is required, and the person executing this Agreement on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity executing this Agreement is a duly authorized signatory. If the signatory of this Agreement on behalf of the Subscriber is not the Subscriber or an authorized officer or partner of the Subscriber, the signatory represents and warrants to the Issuer that the signatory is a professional fiduciary of the Subscriber, acting solely in its capacity as holder of such account, as a fiduciary, executor or trustee.


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
          3.10.     Private  Transaction.  At  no  time  was  the  Subscriber
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presented  with  or  solicited  by  any  leaflet,  public  promotional  meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

          3.11.     Citizenship.  The  Subscriber  hereby  certifies  that:
                    -----------

               (a) neither it nor its beneficial owner[s], as determined pursuant to Rule 13d-3 under the '34 Act, was a citizen of the United States at the time it received the offer to purchase the Common Stock, or at the closing of the purchase of the Common Stock;

               (b) it was not in the United States at the time its buy order was originated; and

               (c) it did not acquire the Common Stock for the account or benefit of any U.S. person.

          3.12     Reliance  on  Own  Advisors.  The  Subscriber  has  relied
                   ---------------------------
completely on the advice of, or has consulted with, his own personal tax, investment, legal or other advisors and has not relied on the Issuer or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, except to the extent such advisors shall be deemed to be as such.

     4.     Subscriber'  Covenants  and  Acknowledgments.  Subscribers  make the
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following  covenants  and  acknowledgments

          4.1     Covenants  of Subscriber.  Subscriber shall not make any sale,
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transfer or other disposition of the Common Stock in violation of the Act or the
'34 Act, or any other applicable securities laws, or the rules and regulations of the U.S. Securities and Exchange commission or of any securities authority of any jurisdiction in which the sale, transfer or disposition of all or any portion of the Common Stock unless and until (i) there is then in effect a Registration Statement under the Act covering such proposed sale, transfer or disposition and such disposition is made in accordance with such Registration Statement; or (ii) the sale, transfer or disposition is made pursuant to a valid exemption from the registration and prospectus delivery requirements of applicable securities laws.

          4.2     Acknowledgments  of  Subscriber.  Subscriber acknowledges  and
                  -------------------------------
understands  as  follows:

               4.2.1     Risks  of  Investment.  The  Subscriber recognizes that
                         ---------------------
investment in the Issuer involves certain risks, including the potential loss of the Subscriber's investment herein, and the Subscriber has taken full cognizance of and understands all of the risk factors related to the purchase of the Common Stock.


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
               4.2.2     No  Government  Approval.   No  federal or state agency
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has  passed upon the Common Stock or made any finding or determination as to the fairness  of  this  transaction.

               4.2.3     Price.  The Price of the Common Stock was determined by
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the  Issuer  and  bears  no  relationship  to the Issuer's assets, book value or results  of  operation.

               4.2.4     No  Registration.  The  Common  Stock and any component
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thereof  has  not  been  registered  under the Act or any securities laws of any other jurisdiction by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the Common Stock and any component thereof under the Act or unless an exemption from such registration is available.

               4.2.5     No Assurances of Registration. There can be no absolute
                         -----------------------------
assurance that any registration statement will be filed with respect to the Common Stock or the Common Stock underlying the Common Stock, or if filed, that such registration statement will become effective. Therefore, unless an exemption from the registration requirements under applicable law is available, the Subscriber may be required to bear the economic risk of the Subscriber's investment for an indefinite period of time.

               4.2.6     Legends.  The  certificates  representing  the  Common
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Stock  shall  bear  the  following  legend:

               THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. IT IS
               BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATIONS PROMULGATED UNDER THE ACT. IT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

The Issuer may in its sole discretion place a "Blue Sky" legend on the certificates in accordance with U.S. State securities laws or as required by applicable securities laws.

     5.     Regulation  S.  Issuer and Subscriber agree that Issuer, through its
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transfer  agent,  shall refuse to register any transfer or attempted transfer of the Common Stock not made in accordance with the provisions of Regulation S of the Securities Act of 1933 (the "Act"), pursuant to registration under the Act, or pursuant to an available exemption from registration. The Subscriber agrees to resell the Common Stock only in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to the Common Stock unless in compliance with the Act.


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     6.     Notices.  Any  notice  required  or permitted to be given under this
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Subscription  shall  be  deemed  to  have  been given when sent by registered or certified mail, postage prepaid, addressed to the person to receive notice at the last address available in the records of the Company.

     7.     Heirs and Successors Bound.  Subscriber may not cancel, terminate or
            --------------------------
revoke this Subscription. Subscriber executes this Subscription on behalf of Subscriber, Subscriber's spouse and the marital community composed of them. This Subscription shall bind and inure to the benefit of Subscriber's heirs, personal representatives and successors.

     8.     Assignments.  Subscriber  may  not  assign  or delegate any right or
            -----------
duty  under  this  Subscription  without  the  written  consent  of the Company.

     9.     Applicable  Law  And  Jurisdiction.
            -----------------------------------

          9.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to conflicts of law principles.

          9.2 In the event of any dispute, controversy, claim or difference that should arise between the parties out of or relating to or in connection with this Agreement or the breach thereof, the parties shall endeavor to settle such conflicts amicably among themselves. Should they fail to do so, the matter in dispute shall be settled by arbitration pursuant to the provisions of R.C.W.
7.04. Procedurally, the arbitration will be conducted in conformity with Washington Mandatory Arbitration Rules 5.1 - 5.4. The parties shall select a single arbitrator within ten (10) days of the receipt of demand for arbitration. If the parties fail to appoint an arbitrator within the ten (10) day period, any party may make immediate application to the King County Superior Court for the appointment of an arbitrator. The arbitration hearing shall take place in Seattle, Washington, and shall commence within sixty (60) days of the appointment of an arbitrator. Any party which is determined in such arbitration to be the prevailing party shall be entitled to have its attorneys' fees and costs paid by the non-prevailing party.

     IN  WITNESS  WHEREOF,  the  undersigned  Subscriber has executed this Share
Subscrip-tion  Agreement  the   14th  day  of  November,  2000.
                               ------

                                   SUBSCRIBER:
                                   ----------

                                   ------------------------------------
                                   Michael  Kirsh
                                   ------------------------------------
                                                                 Spouse
                                   ------------------------------------
                                   ------------------------------------
                                                                Address


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                                   ACCEPTANCE

     The foregoing subscription agreement and the consideration reflected therein are hereby accepted.

     DATED  this  ___________  day  of  ___________________,  200_____.



                                           -------------------------------------
                                           Marie  Gruson,  President


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